KPMG

KPMG Hungária Kft.
Váci út 99.
H-1139 Budapest
Hungary

Telefon: +36 (1) 887 71 00
+36 (1) 270 71 00
Telefax: +36 (1) 887 71 01
+36 (1) 270 71 01
e-mail: info@kpmg.hu
Internet: www.kpmg.hu

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Euroweb International Corp:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Hungária Kft.

KPMG Hungaria Kft
Budapest, Hungary

19 September 2006